IAC/InterActiveCorp Subsidiaries
As of December 31, 2015

Entity	Jurisdiction of Formation

1040779 B.C. Ltd.	British Columbia
8831-8833 Sunset, LLC	Delaware
About Information Technology (Beijing) Co., Ltd.	People’s Republic of China
About International	Cayman Islands
About, Inc.	Delaware
Amsel, LLC	Delaware
Apalon Apps LLC	Republic of Belarus
APN, LLC	Delaware
Aqua Acquisition Holdings LLC	Delaware
Ask Applications, Inc.	Delaware
Ask.fm Europe	Ireland
Big Breakfast, LLC	Delaware
Buzz Technologies, Inc.	Washington
Cameo Acquisition, LLC	Delaware
CH Pacific, LLC	Delaware
CityGrid Media, LLC	Delaware
CollegeHumor Press LLC	Maryland
Comedy News Ventures, Inc.	Delaware
Connect, LLC	Delaware
Connected Ventures, LLC	Delaware
ConsumerSearch, Inc.	Delaware
CraftJack Inc.	Illinois
CV Acquisition Corp.	Delaware
Daily Burn, Inc.	Delaware
DatingDirect.com Limited	United Kingdom
Delightful.com, LLC	Delaware
Diamant Production Services, LLC	Delaware
Diamond Dogs, LLC	Delaware
Dictionary.com, LLC	California
ECS Sports Fulfillment LLC	Delaware
Electus Productions, LLC	California
Electus, LLC	Delaware
ES1 Productions, LLC	Delaware
ES2 Productions, LLC	Delaware
Eureka SG Pte. Ltd.	Singapore
Eureka Taiwan	Taiwan
Eureka, Inc.	Japan
Failure to Appear Productions, LLC	Delaware
Falcon Holdings II, LLC	Delaware
Felix Calls, LLC	Delaware
Five Star Matchmaking Information Technology (Beijing) Co., Ltd.	People’s Republic of China
FriendScout24 GmbH	Germany
GetAFive, Inc.	Delaware
Good Hang, LLC	Delaware
Hatch Labs, Inc.	Delaware
High Line Venture Partners Follow On Fund GP, LLC	Delaware
High Line Venture Partners Follow On Fund, L.P.	Delaware
High Line Venture Partners GP II, LLC	Delaware
High Line Venture Partners GP III, LLC	Delaware
High Line Venture Partners GP, LLC	Delaware
High Line Venture Partners II, L.P.	Delaware
High Line Venture Partners III, L.P.	Delaware
High Line Venture Partners, L.P.	Delaware
Higher Edge Marketing Services, Inc.	California
Home Industry Leadership Board	Colorado
HomeAdvisor B.V.	Netherlands
HomeAdvisor, Inc.	Delaware
HowAboutWe, LLC	Delaware
HSN Capital LLC	Delaware
HSN Home Shopping Network GmbH	Germany
HSN, LLC	Delaware
HTRF Ventures, LLC	Delaware
Humor Rainbow, Inc. d/b/a OKCupid	New York
IAC 19th St. Holdings, LLC	Delaware
IAC Falcon Holdings, LLC	Delaware
IAC Family Foundation, Inc.	Delaware
IAC Search & Media (Canada) Inc.	Canada
IAC Search & Media B.V.	Netherlands
IAC Search & Media Brands Computer Technology Co., Ltd.	People’s Republic of China
IAC Search & Media Brands, Inc.	California
IAC Search & Media Deutschland GmbH	Germany
IAC Search & Media Europe Limited	Ireland
IAC Search & Media Finance Co.	Cayman Islands
IAC Search & Media Hong Kong, Limited	Hong Kong
IAC Search & Media International, Inc.	Delaware
IAC Search & Media Massachusetts, Inc.	Massachusetts
IAC Search & Media Technologies Limited	Ireland
IAC Search & Media UK Limited	United Kingdom
IAC Search & Media Washington, LLC	Washington
IAC Search & Media, Inc.	Delaware
IAC Search Europe B.V.	Netherlands
IAC Search, LLC	Delaware
IAC Shopping International, Inc.	Delaware
IAC/Expedia Global, LLC	Delaware
IACF Developments LLC	Delaware
ImproveNet, Inc.	Delaware
INKD LLC	Delaware
Insider Pages, Inc.	Delaware
InstantAction, LLC	Delaware
InterActiveCorp Films, Inc.	Delaware
InterActiveCorp Films, LLC	Delaware
InterCaptiveCorp, Ltd.	Bermuda
Internet Shopping Network LLC	Delaware
Investopedia Canada, Inc.	Canada
Investopedia LLC	Delaware
iWon Points LLC	New York
La Centrale des Marchés Privés S.à r.l.	France
Life123, Inc.	Delaware
Lucky Morning Productions, LLC	Delaware
M8 Singlesnet LLC	Delaware
Maker Shack, LLC	California
Mash Dating, LLC	Delaware
Massive Media Europe NV	Belgium
Massive Media Limited	United Kingdom
Massive Media Match NV	Belgium
Match Financing, LLC	Delaware
Match Group, Inc.	Delaware
Match Group, LLC	Delaware
Match Internet Financial Services Designated Activity Company	Ireland
Match ProfilePro, LLC	Delaware
Match.com Canada Ltd.	Canada
Match.com Europe Limited	United Kingdom
Match.com Events LLC	Delaware
Match.com Foreign Holdings II Limited	England and Wales
Match.com Foreign Holdings III Limited	England and Wales
Match.com Foreign Holdings Limited	France
Match.com Global Investments SARL	Luxembourg
Match.com Global Services Limited	United Kingdom
Match.com HK Limited	Hong Kong
Match.com International Holdings, Inc.	Delaware
Match.com International II Limited	England and Wales
Match.com International Limited	United Kingdom
Match.com Investments, Inc.	Cayman Island
Match.com Japan KK	Japan
Match.com Japan Networks GK	Japan
Match.com LatAm Limited	United Kingdom
Match.com Luxembourg SARL	Luxembourg
Match.com Nordic AB	Sweden
Match.com Offshore Holdings, Ltd	Mauritius
Match.com Pegasus Limited	United Kingdom
Match.com, L.L.C.	Delaware
Matchcom Mexico, S. de R.L., de C.V.	Mexico
Meetic Espana, SLU	Spain
Meetic Italia SRL	Italy
Meetic Netherlands BV	Netherlands
Meetic SAS	France
Mhelpdesk, Inc.	Delaware
Mile High Insights, LLC	Delaware
Mindspark Interactive Network, Inc.	Delaware
MM LatAm, LLC	Delaware
Mojo Acquisition Corp.	Delaware
Mojo Finance Co.	Cayman Islands
Neu.de GmbH	Germany
Newsweek Philippines Inc.	Philippines
Nexus Limited	United Kingdom
Nice Little Day, LLC	Delaware
Notional, LLC	Delaware
NRelate LLC	Delaware
Parperfeito Comunicacao SA	Brazil
People Media, Inc.	Delaware
People Media, LLC	Arizona
Plentyoffish Media, Ltd.	British Columbia
Pricerunner Denmark ApS	Denmark
Pricerunner International AB	Sweden
Pricerunner SAS	France
Pricerunner Sweden AB	Sweden
Pricerunner, Ltd.	United Kingdom
Prize Matters, LLC	Delaware
Pronto, LLC	Delaware
Rebel Entertainment, Inc.	Delaware
Rio Bravo Productions, LLC	Delaware
Riviere Productions	California
Search Floor, Inc.	California
ServiceMagic Canada Inc.	Canada
ServiceMagic Europe S.à r.l.	Luxembourg
ServiceMagic GmbH	Germany
ServiceMagic International S.à r.l.	Luxembourg
ServiceMagic IP Ireland Limited	Ireland
ServiceMagic Limited	United Kingdom
Shanghai Huike Network Technology Co., Ltd.	People’s Republic of China
Shoebuy.com, Inc.	Delaware
Shoptouch, Inc.	Delaware
SIA “Ask.fm”	Latvia
Slimware Utilities Holdings, Inc.	Delaware
Soulmates Technology Pty Ltd.	New South Wales Australia
SpeedDate.com, LLC	Delaware
Stage Four, LLC	Delaware
Starnet Interactive Ltd.	Israel
Starnet Interactive, Inc.	Delaware
Styleclick Chicago, Inc.	Delaware
Styleclick, Inc.	Delaware
Styleclick.com Enterprises Inc.	California
Targeted Media Solutions LLC	Delaware
TDB Holdings, Inc.	Delaware
The Daily Beast Company LLC	Delaware
The IAC Foundation, Inc.	Delaware
Tinder France	France
Tinder, Inc.	Delaware
TMC Realty, L.L.C.	Delaware
TPR Education Canada, ULC	Nova Scotia
TPR Education Holdings, Inc.	Delaware
TPR Education IP Holdings, LLC	Delaware
TPR Education Offshore Holdings LLC	Delaware
TPR Education Worldwide, LLC	Delaware
TPR Education, LLC d/b/a Princeton Review	Delaware
Tutor.com, Inc.	Delaware
USA Electronic Commerce Solutions LLC	Delaware
USA Video Distribution LLC	Delaware
USANi LLC	Delaware
USANi Sub LLC	Delaware
Vimeo, LLC	Delaware
Wanderspot LLC	Washington
Werkspot BV	Netherlands